CHINA MERCHANTS BANK

Loan Contract

CHINA MERCHANTS BANK

Loan Contract of Current Capital

No. 873411DLD00008

☐ This contract is bellow to No. Credit contract (If this contract is apply to, please choose √

Lender (Full Name): CHINA MERCHANTS BANK, Kunming Jinxing Branch

Responsible person: Jinglan Yang

Borrower (Full Name): Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.

Legal Representative: Guihua Lan

The Borrower apple for Current Capital Loan for current capital turnover . Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows.

 1. Currency and amount of loan (in Capital):

RMB TWO MILLION SIX HUNDRED AND SIXTY THOUSAND

2. Type of Loan:

Lender provide loan as Ordinary Loan toward current capital to Borrower. This loan can not change type without the Lender's written permission.

3. Term of loan:

The term of loan is half a year, from Dec.30th 2011 to June 30th 2012. If the actual loan origination date is not above date,the loan origination date is subject to the date on certificate of loan, and the payment date is put off.

4.Prerequisite of loan

To issue the loan under this contract (contain each loan of release separated) ,the Borrower shall meet conditions as below, if it do meet any of the following condition, the Lender has the right to refuse issue the loan.

4.1 the Borrower offer related documents in this contract;

4.2 the Borrower accept the examination and supervisal according to this contract;

4.3 the Borrower repay the the issuance of loans on time;

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4.4 the Borrower do not make any event of default in this contract;

4.5 the Borrower is not against any rules in this contract;

Note: the above conditions is protocoled for the purpose of protecting the Lender, the Lender has right to reduce the conditions unilaterally.

5 Loan Interest Rate and Interest

5.1 Loan Interest Rate

5.1.1 The interest rate of loans in RMB is determined as Floating Interest Rate

5.1.2: The interest rate during the the contracted period: interest will float by % based on the benchmark RMB interest rate for the same term announced by the People’s Bank of China in accordance with the date of each withdrawal and each term for single loan.Adjustment to the floating interest rate shall be made once in every SIX-month period.

Above mentioned interest will float by 40 % based on the benchmark RMB interest rate ,or add basic point. In case of adjustment made to benchmark RMB interest rate by the People’s Bank of China at the time of sign this contract, the Lender have the right to change the adjustment according to the related national policy's change, the price change of domestic credit market and the policy change of the Lender. As soon as the Lender decide to change, the Lender shall written notice the Borrower 5 business day in advance.

Those change will take effect as soon as the Lender notice the Borrower, the interest of new loan before or after the notice, is in according with the notice which the Lender send to the Borrower. And the benchmark and the float period is in accordance with this contract.

5.1.3 this loan if adopt flow interest rate, the float cycle is ONE day, and the benchmark RMB interest rate is conform as 5.1.2

The date of issuing loan is the first float cycle's pricing day. And the first day of each float cycle is its pricing day.

5.1.4 Where the Borrower fails to use the loan as per the prescribed purpose, the Lender will collect a penalty interest at a rate of floating by 100% based on the specified loan interest rate dated from the default period against the wrong used loan, until the principal and interest been paid off.

Where the Borrower fails to return the principal on specified period as prescribed in this Contract, the Lender will collect a penalty interest at the rate of floating by 50% based on the specified loan interest rate dated from the over due period against the matured loan.

For the loan both overdue and fails to be used according to the proposed purpose as agreed in the Contract, the calculation of penalty interest rate will be subject to the highest rate.

5.1.5 During the term of the loan, if the People's Bank of China adjust the regulation on interest rates, this contract shall comply with the new regulation.

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5.2 Method of Interest Calculation: The interest on the loan hereunder shall be settled on a quarterly basis, with the date of settlement falling on the 20th day of each quarter. The method of day interest calculation is according as the same term announced by the People’s Bank of China or international conventions.

5.3 Interest Settlement: The Borrower shall pay up the interest on every interest settlement day. The Lender can charge the interest through the Borrower's account. if the Borrower do not pay the interest on time, the Lender can charge Compound Interest which is calculated as the interest rate same as the period of loan.

6 Guaranty

6.1 The method of guaranty for the loan under this Contract is the bank acceptance bill which is owned by Kunming Shenghuo Pharmaceutical (Group) Co.,Ltd., both parts shall sign mortgage [hold] contract.

7 Borrower's Rights and Obligations

7.1 Borrower's Rights

7.1.1 Withdraw and use the loan as agreed in this Contract;

7.1.2 Transfer debts to third part after achieving the agreement of Lenders

7.2 Borrower's Obligation:

7.2.1 Offer material and documents the Lender asked and all information of bank of deposit, account number and balance of deposit and loan. Accept the supervision and examination by the Lender;

7.2.2 Accept the supervision by the Lender over the Borrower's loan credit and produce, financial activities, and adopt the suggestion and requirement of Lender;

7.2.3 Shall use the loan by the purpose and method as prescribed in the contract, conform to the related management regulation of loan payment;

7.2.4 Repay the principal and interest at full amount and in a timely manner;

7.2.5 If the Borrower will transfer all or part of the loan to third part, shall obtain the written agreement of the Lender

7.2.6 If the bellow occur, the Borrower shall inform the Lender on time and put activities into practice under the Lender's requirement to guarantee the on-time payment of the loan and related fees:

7.2.6.1Deterioration of financial status, material difficulty in production and operation or significant adverse dispute;

7.2.6.2 The Borrower issue loan or offer loan guarantee to third part for the purpose of third part’s interest or avoiding third part’s lose, or offer collateral mortgage with owned property,

7.2.6.3 Credit situation go down, or profitability of main business reduce

7.2.6.4 Stopping operation, canceling or canceled business licenses, applying or applied for dissolving, bankrupting, etc.

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7.2.6.5 Major crisis has been occurred on operation or financing of controlling shareholders, actual control person or other related companies;

7.2.6.6 elated transaction happened among with controlling shareholders or related parties, which will make affect on operation;

7.2.6.7 Any litigation, arbitration, criminal punishment or administrative penalty has been occur which will result in serious adverse effects on operation or financing;

7.2.6.8 The Borrower’s legal representative, directors or offers has been change, or restrict personal freedom because of contravention, which will make effect on routing operation;

7.2.6.9 Other adverse conditions may cause significant change to the debt relationship under this Contract or affect the realization of creditor’s right;

7.2.7 The Borrower shall not slack on the management and recourse of matured debt, or the Borrower shall not dispose its properties as gratuitous or other un-appropriate way.

7.2.8 The Borrower shall inform the Lender in writing and obtain its written consent before engaging in the following: merger and acquisitions, spinoff, restructuring, equity transferring, jointing ventures, property rights transferring, shareholding reforming, investing abroad, material increasing debt financing etc.

7.2.9 The Borrower shall insure its core assets and the Lender shall be its first beneficiary.

8 The Lender’s Rights and Obligations

8.1 The lender’s Right:

8.1.1 Be entitled to ask the Borrower for the full payment of the loan and interest on time;

8.1.2 Be entitled to ask the Borrower for the material and documents related on the loan;

8.1.3 Be entitled to know the situation of operation and financial activities;

8.1.4 Be entitled to supervise or examine over the Borrower’s loan usage, as agreed in this contract;

8.1.5 Be entitled to supervise or examine over the Borrower’s account, and entrust other Bank except China Merchants Bank to supervise or examine the Borrower’s account, and ne entitled to control the loan payment according to the usage and the scope of payment of fund.

8.1.6 Be entitled to take charge loan principal and interest through the Borrower’s account directly;

8.1.7 Be entitled to assign the claim of Borrower and adopt way which the Lender think is suitable, include but not limit bellow way to inform the Borrower: fax, mail. served by hand, announcement on public media etc., and be entitled to overdue loan to the Borrower;

8.1.8 On the business of the buyer loan while the seller pay the interest or the business of the seller loan while the buyer pay the interest, the Lender be entitled to refuse issue loan to the Borrower before receive the interest payment agreement from the buyer/seller.

8.1.9 Be entitled to recover loan advanced according to the Borrower’s funds withdrawal.

8.1.10 Be entitled to adopt action if the Borrower fail to fulfill the contract;

8.1.11 other rights in this contracts

8.2 The Lender’s Obligations

8.2.1 Shall release the loan as agreed in this contract

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8.2.2 Shall bear its confidential obligation for the Borrower for trade secrets including financing, producing and operating condition, unless otherwise specified by laws and regulations;

9. The Borrower represents and warrants that:

9.1 The Borrower is a legal entity which is duly incorporated and registered upon the approval of authorities concerned, or other organization. The Borrower have full civil conduct capacity to sign and perform the contract.

9.2 Signing and performing this contract has been agreed by the board of directors or other authorized agency, this contract will make effect since the date of signing.

9.3 Loan project and its related affair conducts no illegal activity, the Borrower shall not use the loan for the investment of fixed assets and equality etc., neither use this loan to invest in securities, futures and real estate; the Borrower shall not use to lending each other to seek illegal income; neither use to the produce and operating area which the State abandon. The Borrower shall use the loan as agreed in this contract;

9.4 If the loan issue way is according to the Borrower, the Borrower shall regularly report to the Lender (at least on a quarterly basis). The Lender be entitled to inspect if ht loan has been use to the usage in the contract according to account analysis, certificate checking, on-the-spot investigation etc

9.5 If the Borrower need to be issued loan through internet banking under the agreement of the Lender, the Borrower shall accept the limitation of object list, Single payment amount, and Stage pay limitation;

9.6 The documents, material and certificate offered by the Borrower related on the Borrower, Guarantee Pledger (Sponsor), Mortgage is true, correct, complete and effective, and not including any significant mistake and leaving out any significant fact;

9.7 During the sign of this contract, there is no litigation, arbitration, criminal punishment, Civil Penalty happened which may make great affect on the Borrower or the main property of the Borrower, and it will not be happened during the contract.

9.8 Operating according to the State’s Laws and Regulars and the Business rate in the Business License, and making enterprise annual inspection on time;

9.9 Keeping and improving the operation to make sure the increase of property, not giving up any mature debt, the Borrower shall not dispose its properties as gratuitous or other un-appropriate way.

9.11 During signing the contract, there is no significant event happen which will influent the Borrower to carry out obligations.

10 Loan Withdrawals and Use

10.1 The payment of the loan is

10.1.2 Entrusted Payment

Entrust payment means the Lender pay the loan funds to Borrower’s transaction parties whose transaction contracts meet the condition described in this contract and business contracts’ the agreed purpose according to the Borrower’s authorization and withdrawal application.

If adopting the entrusted payment, the payment shall be approved by the Lender after issue the loan, the Borrower shall not avoid the Lender’s supervise through internet banking, revise drawing cash by check, by means of breaking up the whole into parts, etc

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10.2 The Borrower shall submit an application for withdrawal, the receipt for a loan and related material according to deferent payment to the Lender, other wise, the Lender can refuse the application.

10.3 After receiving among material and approving the application, the Lender shall record each loan issue date, due time, amount etc on certificate of indebtedness

If adopting the entrusted payment, the payment shall be paid to the Borrower’s transaction parties at the date of approving or next day.

11 Repayment ahead of Schedule

11.1The Borrower can apply for repayment ahead of schedule, but it shall be approved by the Lender.

11.2 If the Borrower repay ahead of schedule, the interest rate shall be calculated according this contract.

12. Term Extension

Where the Borrower of ordinary current capital fails to repay the loan in specified date, the term extension application shall be submitted by written one month prior to the maturity date and an agreement on term extension will be executed upon the Lender’s consent. If the Lender do not agree term extension, this contract shall remain be on effect. The loan and interest shall be repay as agreed in this contract.

13. The Borrower shall be liable for expenditures on Credit Investigation inspection, notarization, and legal service, legal cost, travel fees for realizing creditor's rights where the Borrower will not repay on time as agreed in this contract. The Lender will be entitled to take charge from the Borrower’s account directly. If the amount in the Borrower’s account is not enough to pay, the Borrower guarantee that will pay after receiving the notice from the Lender without any certificate.

16. Breach of contract and handle

16.1 The following actions conducted by the Borrower shall constitute breach of contract:

16.1.1Violate the Provision 7.2.1, offer false information or conceal significant events; refuse the supervision and examination by the Lender, do not correct wrong action after receiving the Lender’s reasonable suggestion.

16.1.2 Violate the provision 7.2.2, refuse or escape to the credit funs, operation and financial situation supervision and examination by the Lender;

16.1.3 Violate the provision 7.2.3; fail in using the loan as agreed in this contract;

16.1.4 Violate the provision 7.2.4, fail in repaying the loan and interest full on time as agreed in this contract;

16.1.5 Violate the provision 7.2.5, transfer the debt to third part unilaterally,, or violate the provision 7.2.7, slack on the management and recourse of matured debt, or the Borrower dispose its properties as gratuitous or other un-appropriate way.

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16.1.6 Violate the provision 7.2.6,when the case happened descript in this provision, the Borrower fail in noticing the Lender timely, or the Lender ask for more ensuring Measures for loan repaying, the Borrower refuse it, and the Lender consider that the loan is hard to be repay;

16.1.7 Violate the provision 7.2.8, the Borrower fail in obtaining the Agreement from the Lender when those significant events happen

16.1.8 Violate the provision 9.1, 9.2, 9.6, or violate the provision 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10 and 9.11, fail in correcting according to the Lender’s suggestion;

16.1.9 The Borrower fail in drawing, using, the loan or fail in using fund in collecting account as agreed in this Contract, or refuse the supervision from the Lender, and fail in correcting those actions,

16.1.10 A significant event of breach of contract happens on other contract with other loaner, and it fail in solving,

16.1.11 Fails in performing or fulfilling other obligations in this contract, or the Lender think the Borrower’s credit level reduce or other status which will make affect on the loan repay;

16.1.12 Other conditions that the Lender think it affect its legitimate rights and interests.

16.2 The following actions conducted by the Guarantor which the Lender could think affect the ability of guarantee, and the Guarantor might be required eliminating adverse effect, or the Borrower might be required adding or changing Warranty Condition, the Guarantor and the Borrower refuse,

16.2.1 if the conditions happen described in the provision 7.2.6, 7.2.7, 7.2.8;

16.2.2 Conceal actual warranty ability or fail in obtaining authorization when issue irrevocable book;

16.2.3 Fail in getting annual inspecting approval

16.2.4 Slack on the management and recourse of matured debt, or dispose its properties as gratuitous or other un-appropriate way.

16.3 The following actions conducted by the Mortgagor (Pledgor) which the Lender could think the mortgage (pledge) is false, or inadequate collateral value, and the Mortgagor (Pledgor) might be required eliminating adverse effect, or the Borrower might be required adding or changing Warranty Condition, the Guarantor and the Borrower refuse,

16.3.1 The ownership of mortgage (pledge) is not bellow to the Mortgagor (Pledgor) or the ownership is not clear

16.3.2 Conceal the mortgage (pledge) has been owned in common, hired, sealed, supervised, or other priority which prior to mortgage;

16.3.3 Without agreement in written of Lender, sell, hire, remortgage or other unsuitable act on the mortgage;

16.3.4 Mortgagor fail on keeping, maintaining the mortgage lead up to the mortgage devaluate significant, or the Mortgagor’s act lead up to the devaluating directly, or the Mortgagor fail on insuring for the mortgage.

16.3.5 The mortgage may be levied, taken down, or others which may affect on the value of the mortgage.

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16.4 Once above 16.1, 16.2,16.3 happen, the Lender be entitled on adopting bellow action:

16.4.1 Change the payment terms of Loan, cancel “Independent pay” way to use loan,

16.4.2 Stop releasing the loan the Borrower not use yet;

16.4.3 Collect the already released loan and interest ahead of schedule and related fees

16.4.4 Take charge from the Borrower’s balance account or other account or authorize other bank take charge to pay off the debt.

16.4.5 Recourse according to the provision 19 in this contract.

17. Terminate or Change the contract

This contract can be changed or terminated after the agreement of both party. Before reaching consensus, this contract will still hold, any of both part shall not change, modify or terminate the contract.

18. Others

18.1 Condition Change or force majeure

18.1.1 The Lender may terminate this Contract the between the two parties and announce all loan mature ahead of schedule, if applicable change of laws or regulations occur the loan action is illegal. And the Borrower shall repay immediately

18.1.2 If applicable laws or regulations change occur the Borrower’s obligation add, the Borrower shall complement the additional obligation;

18.1.3 During the contract performance, if one part or both meet with force majeure, the part who meet with force majeure shall not pay for the other part, but have the obligation to notice the other part, and adopt reasonable measures to prevent further loss, otherwise, it shall pay the further loss to the other part.

18.2 Reservation of power

During the contract performance, any action of gracing, extending the contract right of the Lender, shall not harm, damage, limit all of the Lender’s right and interests in accordance with this contract and laws, neither be regard as any permit and confirm to break this contract nor seems as the Lender giving up its right to take action now or future.

18.3 Partially invalid

No matter why this contract be invalid in law, or partially invalid, the Borrower shall carry out the obligations to repay loan. If happen, the Lender be entitled on terminate the contract and recourse the loan and interest under this contract immediately.

18.4 Notice

All notices and communication under this Contract shall be delivered to the other party on written. If it is delivered through specially-assigned person, the signature date of delivering is seem as its arriving date (if the receiver refuse to receive it, the rejecting date is seem as its arriving date), if it is delivered through mail, the 7th day after delivered is seems as its arriving date; if it is delivered through fax, the receiver’s fax system receiving date is seem as its arriving date. If it is noticed through public media, the notice date is seem as its arriving date.

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The Lender’s address: Crossroad of Beijing road and Baiyun Road

The Borrower’s address: No. 2, Jinyou Road, Economic and Technological Development Zone,

One party shall inform the other party timely for changes in method of contact, otherwise it will be responsible for the loss.

18.5 The receipt for a loan of this contract, and supplemental agreement including the unaccomplished matter or change matter will be part of this contract.

19. Applicable law and dispute resolution

19.1 The conclusion, explanation and dispute resolution of this contract is appropriate for laws of the People's Republic of China, both part’s rights and interest are guaranteed by the laws of the People’s Republic of China.

19.2 If there is any dispute in the process of implementing this contract, the two parties can negotiate to settle it, and also can settle it as

19.2.1. Lawsuit. The People’s Court in residence has the jurisdiction.

19.3 if the contract be notarized to having effect on compulsory execution, the Lender be entitle on applying the People’s count which have authority to execute mature debt compulsorily.

20 Contract Effectiveness

This Contract shall come into force as of the date of execution signing and sealing by both parties, and lose efficacy after the loan and interest under this contract be repaid.

21 Supplementary articles

This Contract shall be executed in two original copies, each for both parties,, which shall have equal force and effect.

Special Instructions

All terms in this contract has been negotiated by all parts. The Lender has remind the Borrower to pay attention to those terms about exemption or restriction from liability of the Lender, the rights which only lender own, those terms about increasing the Borrower’s responsibility or restricting the Borrower’s right, and the Borrower has known those terms exactly and totally. The Lender has explained the provisions as necessary. All parts have Understand consistent.

Lender (Seal & Signature):

“CHINA MERCHANTS BANK” (Seal)

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Principal or Authorized Agent: Jinglan Yang (Signature)

Date: Dec. 26th 2011

Borrower (Seal & Signature):

“KUNMING SHENG HUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)

Legal Representative or Authorized Agent:

Date: Dec. 26th 2011

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